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                                                                     Exhibit 5.1


                                                               February 14, 2001


Analogic Corporation
8 Centennial Drive
Peabody, MA  01960


      RE: Registration Statement on Form S-8 Relating to Analogic Corporation's Key Employee Stock Bonus Plan dated October 12, 2000

Ladies and Gentlemen:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Analogic Corporation (the "Company") on February 14, 2001 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 100,000 shares of Common Stock, $.05 par value, of the Company issuable pursuant to the Plan (the "Shares").

     We have examined the Articles of Organization of the Company, as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the
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authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and the Shares, when issued and paid for in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                          Very truly yours,

                                          /s/ HALE AND DORR LLP

                                          HALE AND DORR LLP